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                                                                    EXHIBIT 10.1


                               PACKAGED ICE, INC.

                   2002 SENIOR EXECUTIVE RESTRICTED STOCK PLAN
                            (As Adopted May 16, 2002)


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         1. Purpose.

                The purpose of this Plan is to strengthen Packaged Ice, Inc, a Texas corporation (the "Company"), by providing an incentive to selected senior executive officers to devote their abilities and efforts to the success of the Company's business enterprise in Fiscal Year 2002. It is intended that this purpose be achieved by extending to such senior executives an added long-term incentive for high levels of performance and unusual efforts through the grant of Restricted Stock.

         2. Definitions.

                For purposes of this Plan:

                2.1 "Agreement" means the written agreement between the Company and a Grantee evidencing the grant of an Award and setting forth the terms and conditions thereof.

                2.2 "Award" means a grant of Restricted Stock.

                2.3 "Board" means the Board of Directors of the Company.

                2.4 "Cause" means: (i) intentional failure to perform reasonably assigned duties, (ii) dishonesty or willful misconduct in the performance of duties, (iii) involvement in a transaction in connection with the performance of duties to the Company or any of its Subsidiaries which transaction is adverse to the interests of the Company or any of its Subsidiaries and which is engaged in for personal profit or (iv) willful violation of any law, rule or regulation in connection with the performance of duties (other than traffic violations or similar offenses).

                2.5 "Change in Capitalization" means any increase or reduction in the number of Shares, or any change (including, but not limited to, a change in value) in the Shares or exchange of Shares for a different number or kind of shares or other securities of the Company or another corporation, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

                2.6 "Change in Control" means the occurrence during the term of the Plan of:

                    (a) An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of the then outstanding Shares or the combined voting power of the Company's then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Shares or Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a "Subsidiary"), (ii) the Company or its Subsidiaries, or (iii) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

                    (b) The individuals who, as of May 9, 2001 are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the members of the Board; provided, however, that if the election, or nomination for election by the Company's common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or


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                  (c) The consummation of:


                           (i) A merger, consolidation or reorganization with or
                  into the Company or in which securities of the Company are issued, unless such merger, consolidation or reorganization is a Non-Control Transaction. A "Non-Control Transaction" shall mean a merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued where:

                                    (A) the stockholders of the Company,
                           immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

                                    (B) the individuals who were members of the
                           Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, or a corporation beneficially directly or indirectly owning a majority of the Voting Securities of the Surviving Corporation, and

                                    (C) no Person other than (i) the Company,
                           (ii) any Subsidiary, (iii) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such merger, consolidation or reorganization, was maintained by the Company or any Subsidiary, or (iv) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of twenty percent (20%) or more of the then outstanding Voting Securities or Shares, has Beneficial Ownership of twenty percent (20%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities or its common stock.

                              (ii) A complete liquidation or dissolution of the
                Company; or

                              (iii) The sale or other disposition of all or
                substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

                Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding Shares or Voting Securities as a result of the acquisition of Shares or Voting Securities by the Company which, by reducing the number of Shares or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Shares or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Shares or Voting Securities which increases the percentage of the then outstanding Shares or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.



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             If an Eligible Individual's employment is terminated by the
Company without Cause prior to the Determination Date, a Change in Control occurs prior to the Determination Date, and the Eligible Individual reasonably demonstrates that the termination (A) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a change in control or (B) otherwise arose in connection with, or in anticipation of, a Change in Control which has been threatened or proposed, such termination shall be deemed to have occurred after a Change in Control for purposes of this Plan provided a Change in Control shall actually have occurred prior to the Determination Date.

         2.7 "Code" means the Internal Revenue Code of 1986, as amended.

         2.8 "Committee" means a committee, as described in Section 3.1, appointed by the Board from time to time to administer this Plan and to perform the functions set forth herein.

         2.9 "Company" means Packaged Ice, Inc.

         2.10 "Determination Date" means the date on which the Committee determines whether a Performance Goal has been met with respect to Fiscal Year 2002.

         2.11 "Director" means a director of the Company.

         2.12 "Disability" means:

                  (a) in the case of a Grantee whose employment with the Company or a Subsidiary is subject to the terms of an employment agreement between such Grantee and the Company or Subsidiary, which employment agreement includes a definition of "Disability", the term "Disability" as used in this Plan or any Agreement shall have the meaning set forth in such employment agreement during the period that such employment agreement remains in effect; and

                  (b) in all other cases, the term "Disability" as used in this Plan or any Agreement shall mean a physical or mental infirmity which impairs the Grantee's ability to perform substantially his or her duties for a period of one hundred eighty (180) consecutive days.

         2.13 "Eligible Individual" means any senior officer of the Company as designated by the Compensation Committee.

         2.14 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         2.15 "Fair Market Value" on any date means the closing sales prices of the Shares on the last trading day prior to such date on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if such Shares are not so listed or admitted to trading, the average of the per Share closing bid price and per Share closing asked price on such prior day as quoted on the National Association of Securities Dealers Automated Quotation System or such other market in which such prices are regularly quoted, or, if there have been no published bid or asked quotations with respect to Shares on such prior day, the Fair Market Value shall be the value established by the Board in good faith.

         2.16 "Fiscal Year" means the Company's fiscal year.

         2.17 "Grantee" means a person to whom an Award has been granted under this Plan.

         2.18 "Nonemployee Director" means a director of the Company who is a "nonemployee director" within the meaning of Rule 16b-3 promulgated under the Exchange Act.

         2.19 "Performance Goal" means a performance goal established by the Committee with respect to Fiscal Year 2002. The Committee may require that either one or more Performance Goals, or that one of one or more alternative Performance Goals must be met for Award restrictions to lapse.



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         2.20 "Restricted Period" means the period designated by the Committee during which Restricted Stock may not be sold, assigned, pledged or otherwise encumbered.

         2.21 "Restricted Stock" means Shares issued or transferred to an Eligible Individual pursuant to Section 5.

         2.22 "Retained Distribution" means any securities or other property (other than regular cash dividends) distributed by the Company in respect of Restricted Stock during any Restricted Period.

         2.23 "Shares" means the common stock, par value $.01 per share, of the Company.

         2.24 "Subsidiary" means any entity, whether or not incorporated, in which the Company directly or indirectly owns 50% or more of the outstanding equity or other ownership interests.

      3. Administration.

         3.1 This Plan shall be administered by the Committee, which shall hold meetings at such times as may be necessary for the proper administration of this Plan. The Committee shall keep minutes of its meetings. A quorum shall consist of not fewer than two (2) members of the Committee and a majority of a quorum may authorize any action. Any decision or determination reduced to writing and signed by a majority of all of the members of the Committee shall be as fully effective as if made by a majority vote at a meeting duly called and held. The Committee shall consist of two (2) or more Directors and may consist of the entire Board. If the Committee consists of less than the entire Board, then with respect to any Award to an individual who is subject to Section 16 of the Exchange Act, the Committee shall consist of at least two (2) Directors, each of whom shall be a Nonemployee Director. For purposes of the preceding sentence, if one or more members of the Committee is not a Nonemployee Director, but recuses himself or herself or abstains from voting with respect to a particular action taken by the Committee, then the Committee, with respect to that action, shall be deemed to consist only of the members of the Committee who have not recused themselves or abstained from voting. Subject to applicable law, the Committee may delegate its authority under this Plan to any other person or persons.

         3.2 No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder. The Company hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Plan or in authorizing or denying authorization to any transaction hereunder.

         3.3 Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time to:

             (a) select those Eligible Individuals to whom Awards shall be granted under this Plan and to determine the number of Shares in respect of which each Award is granted, the terms and conditions (which need not be identical) of each such Award, and make any amendment or modification to any Award Agreement consistent with the terms of this Plan;

             (b) to construe and interpret this Plan and the Awards granted hereunder and to establish, amend and revoke rules and regulations for the administration of this Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in this Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable, including so that this Plan and the operation of this Plan complies with Rule 16b-3 under the Exchange Act, the Code, to the extent applicable, and other applicable law, and otherwise to make this Plan fully effective. All decisions and determinations by the Committee in the exercise of this power shall be final, binding and conclusive upon the Company, its Subsidiaries, and Grantees, and all other persons having any interest therein;



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             (c) to determine the duration and purposes for leaves of absence which may be granted to a Grantee on an individual basis without constituting a termination of employment or service for purposes of this Plan;

             (d) to exercise its discretion with respect to the powers and rights granted to it as set forth in this Plan; and

             (e) generally, to exercise such powers and to perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to this Plan.

     4. Stock Subject to this Plan; Grant Limitations.

           4.1 The maximum number of Shares that may be made the subject of Awards granted under this Plan is 200,000. The Company shall reserve for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company's treasury, or partly out of each, such number of Shares as shall be determined by the Board.

           4.2 Upon the granting of an Award, the number of Shares available under Section 4.1 for the granting of further Awards shall be reduced by the number of Shares in respect of which the Award is granted.

           4.3 Whenever any outstanding Award or portion thereof expires, is canceled, is forfeited, or is otherwise terminated for any reason without the restrictions governing some or all of the Shares covered thereby having lapsed, the Shares allocable to the expired, canceled, forfeited, or otherwise terminated portion of the Award may again be the subject of Awards granted hereunder.

     5. Restricted Stock.

           5.1 Grant. The Committee may grant Awards to Eligible Individuals, each of which shall be evidenced by an Agreement between the Company and the Grantee. Each Agreement shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine and (without limiting the generality of the foregoing) such Agreements may require that an appropriate legend be placed on Share certificates. Awards of Restricted Stock shall be subject to the terms and provisions set forth below in this Section 5.

           5.2 Rights of Grantee. Shares of Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of the Grantee as soon as reasonably practicable after the Award is granted provided that the Grantee has executed an Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Shares. If a Grantee shall fail to execute the Agreement evidencing a Restricted Stock Award, or any documents which the Committee may require within the time period prescribed by the Committee at the time the Award is granted, the Award shall be null and void. At the discretion of the Committee, Shares issued in connection with a Restricted Stock Award shall be deposited together with the stock powers with an escrow agent (which may be the Company) designated by the Committee. Unless the Committee determines otherwise and as set forth in the Agreement, upon delivery of the Shares to the escrow agent, the Grantee shall have all of the rights of a stockholder with respect to such Shares, including the right, when the restrictions lapse, to receive all dividends or other distributions paid or made with respect to the Shares, but excluding the right to vote the Shares. The Company shall retain custody of all Retained Distributions made or declared with respect to the Restricted Stock and such Retained Distributions shall be subject to the same restrictions on terms and conditions as are applicable to the Restricted Stock.

           5.3 Non-transferability. Until all restrictions upon the Shares of Restricted Stock awarded to a Grantee shall have lapsed in the manner set forth in Section 5.4, such Shares and Retained Distribution shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.



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        5.4 Lapse of Restrictions.

               (a) Generally. Restrictions upon Shares of Restricted Stock awarded hereunder shall lapse only if, with respect to Fiscal Year 2002, the Performance Goal established by the Committee has been met by the last day of Fiscal Year 2002. If such Performance Goal has been met, the restrictions will lapse on the Determination Date. If the Committee determines that the Performance Goal has not been met, all outstanding Shares of Restricted Stock shall immediately be forfeited.

               (b) Effect of Change in Control. The restrictions upon Shares of Restricted Stock covered by all outstanding Awards shall lapse immediately prior to a Change in Control that occurs prior to the Determination Date.

           5.5 Treatment of Dividends. Payment to the Grantee of dividends shall be (a) deferred until the lapsing of the restrictions imposed upon the Restricted Stock and (b) held by the Company for the account of the Grantee until such time. Deferred dividends are to be reinvested in Shares (which shall be held as additional Shares of Restricted Stock). Payment of deferred dividends in respect of Shares of Restricted Stock shall be made upon the lapse of restrictions imposed on the Shares in respect of which the deferred dividends were paid, and any dividends deferred in respect of any Shares of Restricted Stock shall be forfeited upon the forfeiture of such Shares.

           5.6 Delivery of Shares. Upon the lapse of the restrictions on Shares of Restricted Stock, the Committee shall cause a stock certificate to be delivered to the Grantee with respect to such Shares, free of all restrictions hereunder.

        6. Effect of a Termination of Employment.

           6.1 Generally. If a Grantee's employment with the Company is terminated for any reason other than death or Disability prior to the Determination Date, the Award shall be terminated and the Restricted Stock shall be forfeited; provided, however, that the Committee may, at any time, amend an Award to provide that the Award will not terminate upon such a termination.

           6.2 Death or Disability. If a Grantee's employment with the Company is terminated for death or Disability at any time prior to the Determination Date, the Award shall remain outstanding until a determination has been made as to whether a Performance Goal has been met. If the Performance Goal has been met, the restrictions on all Shares of Restricted Stock shall lapse, and if it has not been met, the Award shall be terminated and the Restricted Stock shall be forfeited.

        7. Adjustment Upon Changes in Capitalization.

           7.1 Generally. In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to
(i) the maximum number, exercise price and class of Shares or other stock or securities with respect to which Awards may be granted under this Plan, and (ii) the number, exercise price and class of Shares or other stock or securities which are subject to outstanding Awards granted under this Plan.

           7.2 Continuation of Restrictions. If, by reason of a Change in Capitalization, a Grantee of an Award shall be entitled to new, additional or different shares of stock or securities of the Company or any other corporation, such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Shares subject to the Award prior to such Change in Capitalization.

        8. Effect of Certain Transactions.

           Subject to Sections 5.4(b), or as otherwise provided in an Agreement, in the event of (a) the liquidation or dissolution of the Company or (b) a merger or consolidation of the Company (a "Transaction"), this Plan and the Awards issued hereunder shall continue in effect in accordance with their respective terms, except that following a Transaction either (i) each outstanding Award shall be treated as provided for in the agreement entered into in connection with the Transaction or (ii) if not so provided in such agreement, each Grantee shall be entitled to



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receive in respect of each Share subject to any outstanding Awards, as the case may be, upon transfer in respect of any Award, the same number and kind of stock, securities, cash, property or other consideration that each holder of a Share was entitled to receive in the Transaction in respect of a Share; provided, however, that such stock, securities, cash, property or other consideration shall remain subject to all of the conditions, restrictions and performance criteria which were applicable to the Awards prior to such Transaction.

           9. Rule 16b-3.

                  This Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and the Committee shall interpret and administer the provisions of this Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of this Plan.

           10. Termination and Amendment of this Plan or Modification of Awards.

                  10.1 Plan Amendment or Termination. This Plan shall terminate on the day following the Determination Date and the Grantees have been notified of the status of their Awards. If the Performance Goal has not been met, all Awards hereunder shall be cancelled and all Shares of Restricted Stock shall be immediately forfeited. If the Performance Goal has been met, all restrictions with respect to all Shares covered by outstanding Awards shall immediately lapse. No Awards may be granted after June 30, 2002. The Board may sooner terminate this Plan and the Board may at any time and from time to time amend, modify or suspend this Plan; provided, however, that:

                       (a) no such amendment, modification, suspension or termination shall impair or adversely alter any Awards theretofore granted under this Plan, except with the consent of the Grantee, nor shall any amendment, modification, suspension or termination deprive any Grantee of any Shares which he or she may have acquired through or as a result of this Plan; and

                       (b) to the extent necessary under any applicable law, regulation or exchange requirement, no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law, regulation or exchange requirement.

                  10.2 Modification of Awards. No modification of an Award shall adversely alter or impair any rights or obligations under the Award without the consent of the Grantee, as the case may be.

            11. Non-Exclusivity of this Plan.

                  The adoption of this Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable.

            12. Limitation of Liability.

                  As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in this Plan shall be construed to:

                       (a) give any person any right to be granted an Award other than at the sole discretion of the Committee;

                       (b) give any person any rights whatsoever with respect to Shares except as specifically provided in this Plan;

                       (c) limit in any way the right of the Company or any Subsidiary to terminate the employment of any person at any time; or

                       (d) be evidence of any agreement or understanding, expressed or implied, that the Company will employ any person at any particular rate of compensation or for any particular period of time.




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           13. Regulations and Other Approvals; Governing Law.

                  13.1 Except as to matters of federal law, this Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Texas without giving effect to conflicts of laws principles thereof.

                  13.2 The obligation of the Company to deliver Shares with respect to Awards granted under this Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

                  13.3 Each Award is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to this Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Shares, no Awards shall be granted or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

                  13.4 Notwithstanding anything contained in this Plan or any Agreement to the contrary, in the event that the disposition of Shares acquired pursuant to this Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations thereunder. The Committee may require any individual receiving Shares pursuant to an Award granted under this Plan, as a condition precedent to receipt of such Shares, to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under the Securities Act or pursuant to an exemption applicable under said Act or the rules and regulations promulgated thereunder. The certificates evidencing any of such Shares shall be appropriately amended or have an appropriate legend placed thereon to reflect their status as restricted securities as aforesaid.

           14. Miscellaneous.

                  14.1 Taxes.

                       (a) Withholding Taxes. At such times as a Grantee recognizes taxable income in connection with the receipt of Shares or cash hereunder (a "Taxable Event"), the Grantee shall pay to the Company an amount equal to (but not in excess of) the federal, state and local income taxes and other amounts as may be required by law to be withheld by the Company in connection with the Taxable Event (the "Withholding Taxes") prior to the issuance, or release from escrow, of such Shares or the payment of such cash. The Company shall have the right to deduct from any payment of cash to a Grantee an amount equal to the Withholding Taxes in satisfaction of the obligation to pay Withholding Taxes. The Committee may provide in the Agreement at the time of grant, or at any time thereafter, that the Grantee, in satisfaction of the obligation to pay Withholding Taxes to the Company, may elect to have withheld a portion of the Shares then issuable to him or her having an aggregate Fair Market Value equal to the Withholding Taxes.

                       (b) Section 83(b) Taxes and Gross-Up. Should a Grantee elect to make a proper Section 83(b) election during the period permitted by law, the Company shall provide the Grantee one or more payments, as necessary, in the aggregate equal to the amount necessary to pay the taxes due as a result of such election and an additional gross-up amount so that after all taxes with respect to the Award are paid, Grantee will retain the same after-tax income that he would have retained had no Award been granted and no Section 83(b) election made.

                       (c) Effective Date. The effective date of this Plan shall be May 16, 2002.



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